UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2017 (November 30, 2017)

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

00052765	13-4182867
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

8888107706
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                 Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a12)
☐                 Precommencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐                 Precommencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.01.
Completion of Acquisition or Disposition of Assets

On November 30, 2017 iCoreConnect Inc., a Nevada corporation (“Buyer”) acquired substantially all of the assets and business of ICDLogic LLC, a New York limited liability company (“Seller”), in exchange for (i) 1,940,000 shares of Common Stock of Buyer, subject to adjustment, and (ii) the assumption of certain specified debts, liabilities and obligations of Seller, all upon the terms and conditions set forth in an Asset Purchase Agreement dated as of November 30, 2017 between Seller and Buyer (the “Asset Purchase Agreement”).

The information provided in this Item 2.01 with respect to the acquisition of substantially all of the assets and business of the Seller and the terms and provisions of the Asset Purchase Agreement are qualified in their entirety by reference to the terms and provisions of the Asset Purchase Agreement attached hereto as Exhibit 1 and incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities

 On November 30, 2017, in reliance upon Section 4a(2) of the Securities Act of 1933, as amended. iCoreConnect Inc. issued 1,940,000 shares of its Common Stock to ICDLogic LLC pursuant to an Asset Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 1 and incorporated herein by reference. See Item 1.02 of this Form 8-K.

Item 9.01.
Financial Statements and Exhibits

(d)
Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

1	Asset Purchase Agreement dated November 30, 2017 between ICDLogic LLC and iCoreConnect Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC.

By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

Dated: December 7, 2017

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